Exhibit 21


                           SUBSIDIARIES OF REGISTRANT*
                           ---------------------------



                                                                 State or Other
                                                                Jurisdiction of
                                                                Incorporation or
             Name of Subsidiary                                   Organization
-----------------------------------------                       ----------------

Moore Products Co. (Canada) Inc.                                    Canada


Moore Products Co. (U.K.) Limited                                   England


Moore Products Co. B.V.                                             Netherlands


Moore Products Co. (Italia) S.r.l.                                  Italy


Moore Products Co. (France) SARL                                    France


Moore Products Co. (Australia) Pty. Ltd.                            Australia


Moore Products Co. (S) Pte Ltd                                      Singapore


Moore Products de Mexico S.A. de C.V.                               Mexico


*The names of certain subsidiaries are omitted pursuant to Item 601(b)(21)(ii) of Regulation S-K.